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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated October 25, 1996, which appears on page 31 of the 1996 Annual Report of Spyglass, Inc., which is incorporated by reference in Spyglass, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears in Spyglass, Inc.'s Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" in such Prospectus.


/s/ Price Waterhouse LLP

Price Waterhouse LLP

Chicago, Illinois
January 19, 1998





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